Exhibit 21

Subsidiaries

Name of Entity	State of Incorporation
AETEX, Inc.	Delaware
All American Towing Services, Inc.	Delaware
Allied Gardens Towing, Inc.	Delaware
Allied Towing and Recovery, Inc.	Delaware
APACO, Inc.	Delaware
A to Z Enterprises, Inc.	Delaware
B&B Associated Industries, Inc.	Delaware
B-G Towing, Inc.	Delaware
Bear Transportation, Inc.	Delaware
BTRX, Inc.	Delaware
BTRCX, Inc.	Delaware
BASIEX, Inc.	Delaware
BBSX, Inc.	Delaware
BVSWS, Inc.	Kentucky
Bryrich Corporation	Delaware
Cal West Towing, Inc.	Delaware
Cardinal Centre Enterprises, Inc.	California
CBTX, Inc.	Delaware

Name of Entity	State of Incorporation
Central Valley Towing, Inc.	Delaware
Century Holdings, Inc.	Tennessee
CEX, Inc.	Delaware
Champion Carrier Corporation	Delaware
Chevron, Inc.	Pennsylvania
CCASX, Inc.	Delaware
CVDC, Inc.	Delaware
Competition Wheelift, Inc.	Delaware
D.A. Haneline, Inc.	Delaware
DVREX, Inc.	Texas
Dick’s Towing & Road Service, Inc.	Delaware
Dollar Enterprises, Inc.	Delaware
DSX, Inc.	Delaware
DuRu, Inc.	Delaware
Export Enterprises, Inc.	Delaware
Gary’s Towing & Salvage, Inc.	Delaware
Golden West Towing Equipment Inc.	Delaware
GMAR, Inc.	Delaware
Great America Towing, Inc.	Delaware
Greg’s Towing, Inc.	Delaware

Name of Entity	State of Incorporation
HTX, Inc.	Delaware
Kauff’s, Inc.	Delaware
Kauff’s of Ft. Pierce, Inc.	Florida
Kauff’s of Miami, Inc.	Florida
Kauffs of Palm Beach, Inc.	Florida
Ken’s Towing, Inc.	Delaware
King Automotive & Industrial Equipment, Inc.	Delaware
LTSX, Inc.	Delaware
LASX, Inc.	Delaware
LWKR, Inc.	Delaware
Lincoln Towing Enterprises, Inc.	Delaware
Maejo, Inc.	Delaware
Mid America Wrecker & Equipment Sales, Inc. of Colorado	Delaware
Miller Financial Services Group, Inc.	Tennessee
Miller/Greeneville, Inc.	Tennessee
Miller Industries Distributing, Inc.	Delaware
Miller Industries International, Inc.	Tennessee
Miller Industries Towing Equipment Inc.	Delaware
MSTEX, Inc.	Delaware
MTSX, Inc.	Delaware
MGEX, Inc.	Delaware

Name of Entity	State of Incorporation
Murphy’s Towing, Inc.	Delaware
P.A.T., Inc.	Delaware
PEX, Inc.	Delaware
Purpose, Inc.	Delaware
RMA Acquisition Corp.	Delaware
RRIC Acquisition Corp.	Delaware
RSX, Inc.	Delaware
Road One, Inc.	Delaware
RoadOne Employee Services, Inc.	Delaware
Road One Insurance Services, Inc.	Delaware
Road One Service, Inc.	Delaware
RoadOne Specialized Transportation, Inc.	Delaware
RoadOne Transportation & Logistics, Inc.	Delaware
R.M.W.S., Inc.	Delaware
Sonoma Circuits, Inc.	Delaware
Southern Wrecker Center, Inc.	Delaware
Southern Wrecker Sales, Inc.	Delaware

Name of Entity	State of Incorporation
SWSX, Inc.	Delaware
Texas Towing Corporation	Delaware
TWSX Inc.	Delaware
TPCTH, Inc.	Delaware
Treasure Coast Towing, Inc.	Delaware
Treasure Coast Towing of Martin County, Inc.	Florida
TSSC, Inc.	Delaware
WTC, Inc.	Delaware
WSX, Inc.	Delaware
Western Towing; McClure/Earley Enterprises, Inc.	Delaware
WTEX, Inc..	Delaware
WTX, Inc.	Delaware
ZTRX, Inc.	Delaware